EXECUTION COPY



                                  GUARANTY

     THIS GUARANTY, is made effective as of September 21, 1998, by Tyco International Ltd., a Bermuda company with a principal place of business at The Gibbons Bldg., 10 Queen Street, Suite 301, Hamilton HM 11 Bermuda ("Tyco"), to (a) Bessemer Holdings, L.P., a Delaware limited partnership ("Bessemer"), (b) the other stockholders of Graphic Holdings, Inc., a New York corporation (the "Company"), whose names appear on the signature pages of the Stock Purchase Agreement dated as of September 21, 1998 (the "Purchase Agreement"), among Bessemer, such other stockholders, the Company and Tyco Group S.a.r.l., a Luxembourg corporation (the "Buyer"), (c) the Other Sellers (as defined in the Purchase Agreement) (Bessemer, such other stockholders and the Other Sellers referred to herein collectively as the "Sellers"), (d) the holders of Preferred Shares (the "Preferred Shares Holders") and (e) the holders of Options (such holders, the Preferred Shares Holders and the Sellers are collectively referred to herein as the "Stakeholders"), in each case with respect to the obligations of the Buyer which is an indirect wholly-owned subsidiary of Tyco, with a principal place of business at 2nd Floor, 6, Avenue Emile Reuter, L-2420 Luxembourg. Capitalized terms used, but not defined herein, shall have the meanings specified in the Purchase Agreement.

                         W I T N E S S E T H: That

     WHEREAS, the Company, the Principal Sellers and Buyer are parties to the Purchase Agreement; and

     WHEREAS, as an inducement to the Sellers to enter into the Purchase Agreement and to perform their obligations thereunder, Tyco is entering into this Guaranty.

     NOW, THEREFORE, in consideration of the foregoing matters, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Tyco hereby agrees as follows:

                                 ARTICLE I

     1. Tyco hereby irrevocably and unconditionally guarantees to the Stakeholders and any of their successors and assigns, the full and timely payment and performance of all debts, obligations and liabilities of Buyer to the Stakeholders arising pursuant to the Purchase Agreement and any document executed incident thereto, now due or hereafter falling due if Buyer fails to perform, pay or discharge such debts, obligations and liabilities, together with all costs


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of collection, compromise or enforcement, including, without limitation, reasonable attorneys' fees incurred with respect to any such debts, obligations or liabilities or with respect to this or any other guaranty of any of them, or with respect to a proceeding under the United States Bankruptcy Code or any other state or federal bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, or a trust mortgage, composition or assignment for the benefit of creditors concerning Buyer or Tyco, together with interest on all such costs of collection, compromise or enforcement from the date arising (all of the foregoing, collectively, the "Obligations").

     2. Tyco hereby agrees:

     (a) that this Guaranty is irrevocable and shall not be impaired by any modification, supplement, extension or amendment of the Purchase Agreement or any of the Obligations, nor by any modification release or other alteration of any of the Obligations hereby guaranteed or of any security therefore, nor by any agreements or arrangements whatever with Buyer or anyone else;

     (b) that the liability of Tyco hereunder is primary, direct and unconditional and not of collection only and may be enforced without requiring the Stakeholders first to resort to any other right, remedy or security, and does not require the Stakeholders to first make, pursue or exhaust any demand, claim or remedy against the Buyer or any of its affiliates or any other person or pursue any other remedy whatever;

     (c) that Tyco shall not have any right of subrogation, reimbursement or indemnity whatsoever, nor any right of recourse to security for any of the Obligations, unless and until all of the Obligations have been fully paid and performed;

     (d) that if Buyer or Tyco should at any time become insolvent or make a composition, trust mortgage or general assignment for the benefit of creditors, or if a proceeding under the United States Bankruptcy Code or any other state or federal bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally shall be filed or commenced by, against or in respect of Buyer or Tyco, any and all obligations of Tyco shall immediately become due and payable without notice which is expressly waived;



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     (e) that, if any payment or transfer to the Stakeholders which has been credited against any Obligation under the Purchase Agreement, is voided or rescinded or required to be returned by the Stakeholders, whether or not in connection with any event or proceeding described in Section 2(d), this Guaranty shall continue in effect or be reinstated as though such payment, transfer or recovery had not been made;

     (f) that the Stakeholders' and/or the Company's books and records showing the accounts among the Stakeholders, the Company and Buyer shall be admissible in any action or proceeding;

     (g) that this Guaranty shall be construed as an absolute and independent, unconditional, present and continuing and unlimited obligation of Tyco without regard to the regularity, validity or enforceability of the Purchase Agreement or any of the Obligations, and without regard to whether any Obligation is limited, modified, voided, released or discharged in any proceeding under the United States Bankruptcy Code or any other state or federal bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally; and

     (h) that nothing shall discharge or satisfy the liability of Tyco hereunder except the full payment and performance of all of the Obligations, and shall be reinstated, if at any time any payment of any of the Obligations is rescinded or otherwise returned by any Stakeholder or upon the insolvency, bankruptcy or reorganization of Buyer or any of its affiliates, all as though such payment had not been made.

     3. Tyco waives to the greatest extent permitted by the internal laws of the State of New York without regard to the conflicts of law principles of such State: notice of acceptance hereof; presentment and protest or demand of any instrument, and notice thereof; notice of default or dishonor; notice of foreclosure; notice of any modification, any requirement for promptness, diligence and notice of acceptance, release or other alteration of any of the Obligations or of any security therefor and all other notices to which Tyco might otherwise be entitled. Tyco hereby waives to the greatest extent permitted by the internal laws of the State of New York without regard to the conflicts of law principles of such State any provision of any statute or judicial decision otherwise applicable hereto which restricts or in any way limits the rights of any obligee against a guarantor or surety following a default or


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failure of performance by an obligor with respect to whose obligations the guarantee or surety is provided.

     4. This Guaranty, all acts and transactions hereunder, and the rights and obligations of the parties hereto shall be governed, construed and interpreted according to the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State without regard to the conflicts of law principles of such State, shall be binding upon the successors and assigns of Tyco, and shall issue to the benefit of the Stakeholders' successors and assigns; provided, however, that the obligations hereunder are personal to Tyco and may not be assigned without the Stakeholders' prior written consent.

     5. Notwithstanding anything to the contrary contained herein, Tyco shall have the right to rely on any defense available to Buyer under the Purchase Agreement or otherwise available to Buyer with respect to the Purchase Agreement in satisfaction of this Guaranty; provided, however, that Tyco will not exercise any rights which it may acquire by way of subrogation under this Guaranty by any payment made hereunder or otherwise, until all Obligations have been performed or paid in full.

                                 ARTICLE II

     Tyco represents and warrants to the Stakeholders as follows:

     A. Corporate Organization. Tyco is a corporation duly organized, validly existing and in good standing under the laws of Bermuda. Tyco has the requisite corporate power and authority to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted and is duly licensed or qualified as a foreign corporation in each domestic or foreign jurisdiction in which the nature of the business conducted by it or the character or location of the properties owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not reasonably be expected to have a material adverse effect on the business, operations or financial condition of Tyco and its subsidiaries, taken as a whole, or on the ability of Tyco to guarantee all of the Obligations contemplated herein.

     B. Authority Relative to this Agreement. Tyco has the requisite corporate power and authority to execute and deliver this Guaranty and to guarantee all of the


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Obligations contemplated herein. The execution and delivery by Tyco of this
Guaranty and the guarantee by Tyco of all of the Obligations contemplated herein have been duly authorized by all necessary corporate action on the part of Tyco, and no other corporate proceeding is necessary for the execution and delivery of this Guaranty, the performance by Tyco of its obligations hereunder, and the obligations of Tyco to guarantee all of the Obligations contemplated herein. This Guaranty has been duly executed and delivered by Tyco and constitutes a legal, valid and binding obligation of Tyco, enforceable against Tyco in accordance with its terms.

     C. Consents and Approvals; No Violations. No filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by Tyco of the transactions contemplated by this Guaranty. The execution and delivery of this Guaranty and the guarantee of all of the Obligations contemplated herein will not (x) conflict with or result in a breach of any of the provisions of the Memorandum of Association or By-laws (or other incorporation documents) of Tyco, (y) be subject to the making of the filings and the obtaining of the governmental and other consents referred to herein, contravene in any material respect any law, rule or regulation of any state, the United States or any country or any order, writ, judgment, injunction, decree, determination or award currently in effect that is binding upon Tyco or any of its subsidiaries or any of their respective properties, or (z) violate or result in a breach or result in the acceleration or termination of, or the creation in any third party of the right to accelerate, terminate, modify or cancel, any material indenture, contract, lease, sublease, loan agreement, note or other material obligation or liability to which Tyco or any of its affiliates is a party or is bound or to which any of the assets of Tyco are subject.

     D. Financial Capability. Tyco has sufficient funds to meet all of its obligations hereunder and to guarantee all of the Obligations contemplated herein.

                                ARTICLE III

     A. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by prepaid telex, cable or telecopy or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service, and shall be deemed given when so delivered


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by hand, telexed, cabled or telecopied, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows:

                  (a) if to Bessemer,

                           Bessemer Holdings, L.P.
                           630 Fifth Avenue
                           New York, New York 10111

                           Attention:  Robert J.S. Roriston

                  with a copy to:

                           Cravath, Swaine & Moore
                           Worldwide Plaza
                           825 Eighth Avenue
                           New York, New York 10019

                           Attention:  Susan Webster, Esq.; and

                  (b) if to any other Stakeholder to,

                           Bessemer Holdings, L.P.
                           630 Fifth Avenue
                           New York, New York 10111

                           Attention:  Robert J.S. Roriston

                  with a copy to:

                           Cravath, Swaine & Moore
                           Worldwide Plaza
                           825 Eighth Avenue
                           New York, New York 10019

                           Attention:  Susan Webster, Esq.



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                  (c)      if to Tyco:

                           Tyco International Ltd.
                           The Gibbons Bldg.
                           10 Queen Street, Suite 301
                           Hamilton HM 11 Bermuda
                           Attention:  Chief Financial Officer

                  with a copy to:

                           Tyco International (U.S.) Inc.
                           One Tyco Park
                           Exeter, NH 03833

                           Attention: General Counsel

     (B) Submission to Jurisdiction; Waiver of Jury Trial. Tyco hereto irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Guaranty or any transaction contemplated hereby. Tyco agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Tyco further agrees that service of any process, summons, notice or document by U.S. registered mail to Tyco's address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this
Section III(B). Tyco irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Guaranty or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, New York County, or (ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner by law or at equity. Tyco hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Guaranty or the transactions contemplated hereby.



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     (C) Severability. If any provisions of this Guaranty shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Guaranty. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Guaranty shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.




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     This Guaranty has been duly executed as of the date first above written.

                                     TYCO INTERNATIONAL LTD.

                                     By:    /s/ Mark Swartz
                                            ----------------------------
                                            Mark Swartz
                                     Title: Executive Vice President